                                  EXHIBIT 10.8

                                 AMENDMENT NO. 4

                                       TO

                              SEPARATION AGREEMENT

THIS AMENDMENT NO. 4, dated March 21, 1995, is between PACIFIC TELESIS GROUP ("Telesis") and AIRTOUCH COMMUNICATIONS, INC. on behalf of itself and on behalf of AIRTOUCH COMMUNICATIONS OF CALIFORNIA ("PacTel").

WHEREAS, there is currently in full force and effect between the Parties a Separation Agreement, effective October 7, 1993, as modified by Amendments No. 1 dated November 2, 1993, No. 2 dated March 25, 1994 and No. 3 dated April 1, 1994 (the "Agreement"); and

WHEREAS, the Parties wish to make certain additional clarifications to the Agreement;

THEREFORE, the Parties agree that the Agreement is hereby amended as follows:

1. Section 5.4.c of Appendix C (Intellectual Property) is amended to read as follows:

         "c. The license term of the Licensed Marks will expire two years after the Separation Date. If PacTel adopts the New Name prior to two years after the Separation Date, then until September 1, 1995 and except as provided below, PacTel will be permitted to use the tagline "the new name for PacTel" in connection with the New Name. PacTel will cease all use of the word "PacTel" in taglines as of 12:01 a.m. on September 1, 1995.

         Notwithstanding the above, PacTel agrees to cease using the tagline "the new name for PacTel", as of 12:01 a.m. on April 15, 1995, in connection with the following:

         (1) All advertising including, but not limited to, print, radio, television, any electronic media (including, but not limited to, online services), outdoor and direct mail, but excluding collateral and product packaging; provided, however, that PacTel shall change its yellow pages advertising and other such advertising that can only be changed annually at the first available opportunity after April 15, 1995;

         (2) all correspondence, including letterhead, envelopes and business cards, reports, filings, newsletters, brochures, presentation materials, fax cover sheets and other communications sent to the financial community including, but not limited to, brokers, analysts and portfolio managers, individual investors and regulatory agencies; and

         (3) all communications with shareowners including, but not limited to, quarterly and annual reports, proxy statements, correspondence and the like.

         The parties agree that PacTel shall cease using the tagline "the new name for PacTel" in connection with collateral and product packaging as of 12:01 a.m. on September 1, 1995.

         Nothing in this provision shall require PacTel to recover leased equipment from customers in order to remove the Licensed Marks provided that PacTel uses reasonable measures to remove the Licensed Marks before leased equipment is re-leased by PacTel to PacTel's lease customers after PacTel has adopted its New Name."

2. PacTel shall use its best efforts to comply with the terms of this Amendment No. 4, it being understood that isolated, inadvertent uses after the above dates of documents, such as a piece of letterhead containing the tagline, shall not constitiute a breach of this Amendment No. 4 or the Agreement.

3. Except as expressly amended by this Amendment No. 4, the provisions of the Agreement shall continue in full force and effect.

                            (Signature page follows)

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 4 to be executed

PACIFIC TELESIS GROUP                  AIRTOUCH COMMUNICATIONS, INC.
                                       on behalf of itself and on behalf of
                                       AIRTOUCH COMMUNICATIONS OF
                                       CALIFORNIA

By:  /s/ Phil Quigley                  By:  /s/ Sam Ginn
   --------------------------             ---------------------------

Title: Chairman, President             Title: Chairman of the Board and CEO
and CEO

Date Signed: March 29, 1995            Date Signed: March    , 1995